EXHIBIT 99.1

Whole Foods Market Reports First Quarter Results

Company Produces Record Sales of $4.2 Billion and Diluted Earnings per Share of $0.42;
Opens 10 New Stores and Signs 21 New Leases, Increasing the Development Pipeline to a
Record 107 Leases; Updates Outlook for Fiscal Year 2014

AUSTIN, Texas, Feb. 12, 2014 (GLOBE NEWSWIRE) -- Whole Foods Market, Inc. (Nasdaq:WFM) today reported results for the 16-week first quarter ended January 19, 2014. For the quarter, total sales increased 10% to a record $4.2 billion, and comparable store sales increased 5.4% on top of a 7.2% increase in the prior year. The spread between comparable store and identical store sales growth for the quarter, excluding six relocations and one expansion, was approximately 60 basis points. Average weekly sales were $719,000, translating to sales per gross square foot of $983. Operating income was $255 million, or 6.0% of sales, and earnings before interest, taxes, depreciation and amortization ("EBITDA") were $366 million, or 8.6% of sales. Net income was $158 million, or 3.7% of sales, and diluted earnings per share increased 7% to $0.42. Return on invested capital increased 26 basis points to 13.3%.

During the quarter, the Company produced $337 million in cash flow from operations and invested $219 million in capital expenditures, of which $122 million related to new stores. This resulted in free cash flow of $118 million. In addition, the Company paid $37 million in quarterly dividends to shareholders and repurchased $62 million of common stock, leaving $738 million in remaining share repurchase authority. The Company ended the quarter with total cash and cash equivalents, restricted cash, and investments of approximately $1.5 billion.

"With unparalleled quality standards, we are the leading retailer of fresh, healthy, natural and organic foods. We are very confident in our future growth potential and are moving aggressively to take advantage of that opportunity," said Walter Robb, co-chief executive officer of Whole Foods Market. "With a base of 373 stores today and a record 107 stores in our development pipeline, we expect to cross the 500-store mark in 2017.  Over the longer term, we see demand for 1,200 Whole Foods Market stores in the U.S. alone."

The following table shows the Company's comparable store sales results for the last two quarters and for the first three weeks of the current second quarter. Sales of a store are deemed to be comparable commencing in the 53rd full week after the store opened.

	Comparable Store Sales Growth	Change in Transactions	Change in Basket Size
Q4 ended September 29, 2013	5.9%	3.5%	2.5%
Q1 ended January 19, 2014	5.4%	3.1%	2.3%
Q2 through February 9, 2014	5.6%	--	--

For the quarter, gross profit increased six basis points to 35.0% of sales due to lower occupancy costs as a percentage of sales, which partially offset a slight increase in cost of goods sold as a percentage of sales. Direct store expenses increased three basis points to 25.4% of sales, with leverage in wages offset by an increase in healthcare costs as a percentage of sales. As a result, store contribution improved three basis points to 9.6% of sales.

For identical stores, gross profit improved 18 basis points to 35.2% of sales, direct store expenses improved 31 basis points to 25.0% of sales, and store contribution improved 49 basis points to 10.1% of sales.

G&A increased 11 basis points to 3.1% of sales due primarily to increased investments in technology.

Additional information on the quarter for comparable stores and all stores is provided in the following table.

Comparable Stores	Comps	ROIC*	# of Stores	Average Size	Total Square Feet
Over 15 years old (19 years old, s.f. weighted)	3.2%	115%	90	28,000	2,536,000
Between 11 and 15 years old	3.2%	92%	69	34,000	2,333,000
Between eight and 11 years old	3.0%	88%	48	42,000	2,022,000
Between five and eight years old	7.3%	44%	54	54,000	2,905,000
Between two and five years old	6.6%	26%	49	44,000	2,139,000
Less than two years old (including six relocations)	19.5%	12%	34	36,000	1,234,000
All comparable stores (9.6 years old, s.f. weighted)	5.4%	56%	344	38,000	13,169,000
All stores (8.9 years old, s.f. weighted)		47%	371	38,000	14,155,000
* Defined as annualized store-level income after taxes divided by average invested capital; does not reflect any as-if effect of capitalizing operating leases

Growth and Development

The Company opened 10 stores in the first quarter and has opened two stores so far in the second quarter, expanding into five new markets. One additional store is expected to open in the second quarter, with another 20 to 25 stores expected in the second half of the year. The Company currently has 373 stores totaling approximately 14.2 million square feet and considers 1,200 stores to be a reasonable indication of its market opportunity in the United States over the long term.

The Company recently signed 21 new leases totaling approximately 920,000 square feet, increasing its development pipeline to a record 107 stores. These leases are for new stores in Huntsville, AL; Vancouver, Canada; Brea, CA; San Diego, CA; Winter Park, FL; Kennesaw, GA; Schererville, IN; Lexington, KY; Charlotte, NC; Wall, NJ; New York City, NY (Bryant Park); Frisco, TX; Tacoma, WA; and Wauwatosa, WI. They also include leases acquired for seven Chicago-area locations formerly operated as Dominick's stores in Edgewater; Elmhurst; Evanston; Lincoln Park; Streeterville; West Loop; and Willowbrook.

The following table provides additional information about the Company's store openings in fiscal years 2013 and 2014 year to date; leases currently tendered but unopened; and total development pipeline (including leases currently tendered) for stores scheduled to open through fiscal year 2017.

New Store Information	Stores Opened FY13	Stores Opened FY14 YTD	Current Leases Tendered	Current Leases Signed
Number of stores (including relocations)	32	12	26	107
Relocations	5	1	1	11
Lease acquisitions, ground leases and owned properties	6	1	10	10
Percentage in new markets	31%	42%	35%	19%
Average store size (gross square feet)	36,000	39,000	40,000	39,000
Total square footage	1,137,000	467,000	1,034,000	4,208,000
Average tender period in months	8.7
Average pre-opening expense per store (including rent)	$1.7 mil
Average pre-opening rent per store	$0.6 mil

Outlook for Fiscal Year 2014

Based on the Company's first quarter results and updated assumptions for the remainder of the fiscal year, the Company is revising its fiscal year 2014 outlook as shown in the table below. The Company now expects sales growth of 11% to 12%, comparable store sales growth of 5.5% to 6.2%, and diluted earnings per share of $1.58 to $1.65.

The Company is lowering the top end of its sales growth ranges based on year-to-date trends. Additionally, the lower end of the Company's sales and earnings guidance reflects a year-over-year decrease in gross margin for the remainder of the year, while the high end assumes gross margin is relatively flat, reflecting the Company's ongoing value strategy and a tough 36.2% year-ago comparison. Higher G&A expenses are due primarily to increased spending on technology, and higher pre-opening expenses are due primarily to pre-opening rent associated with the recent acquisition of seven former Dominick's locations, which will remain closed for remodeling in 2014.

The Company notes that Easter will fall in the third quarter this year versus the second quarter last year, negatively impacting comparable store sales growth in the second quarter and positively impacting comparable store sales growth in the third quarter by an estimated 50-60 basis points. In addition, the store opening schedule will be back-end loaded, with 13 new stores opening in the first half of the fiscal year and an estimated 20-25 new stores opening in the second half. The former Dominick's locations are expected to re-open as new Whole Foods Market stores in 2015.

	FY14	FY14	Q1	Q2-Q4
	Prior Outlook	Current Outlook	Actual	Implied Outlook
Sales growth	11% - 13%	11% - 12%	10%	11% - 12%
Comparable store sales growth	5.5% - 7.0%	5.5% - 6.2%	5.4%	5.5% - 6.5%
Two-year comps	12.4% - 13.9%	12.4% - 13.1%	12.6%	12.3% - 13.3%
Number of new stores	33 - 38	33 - 38	10	23 - 28
% of sales from new stores	6%	6%	5.7%	6%
Ending square footage growth	8% - 10%	8% - 10%	8.2%	8% - 10%
G&A expenses	3.0% - 3.1%	3.1%	3.1%	3.1%
Pre-opening and relocation costs	$63 - $68 mil	$75 - $78 mil	$21 mil	$54 - $57 mil
Operating margin	6.9% - 7.0%	6.7% - 7.0%	6.0%	7.0% - 7.3%
EBITDA	$1.36 - $1.39 bil	$1.32 - $1.37 bil	$366 mil	$0.95 - $1.00 bil
Tax rate	38.7% - 39.0%	38.8% - 39.0%	39.0%	38.7% - 39.0%
Diluted EPS	$1.65 - $1.69	$1.58 - $1.65	$0.42	$1.16 - $1.23
YOY % change in EPS	12% - 15%	7% - 12%	7%	7% - 14%
Capital expenditures	$600 - $650 mil	$600 - $650 mil	$219 mil	$381 - $431 mil

The following table provides information about the Company's estimated store growth, including relocations. For fiscal year 2015, the Company is raising its range for estimated openings to reflect the recent Dominick's transaction.

	Estimated Openings	Ending Store Count	Ending Gross Square Footage	Ending Square Footage Growth
Fiscal Year 2014	33 - 38	394 - 399	14.9 - 15.2 mil	8% - 10%
Fiscal Year 2015	38 - 45	429 - 439	16.3 - 16.8 mil	9% - 11%

About Whole Foods Market

Founded in 1978 in Austin, Texas, Whole Foods Market (www.wholefoodsmarket.com) is the leading retailer of natural and organic foods and America's first national "Certified Organic" grocer. In fiscal year 2013, the Company had sales of approximately $13 billion and currently has 373 stores in the United States, Canada, and the United Kingdom. Whole Foods Market employs more than 80,000 team members and has been ranked for 17 consecutive years as one of the "100 Best Companies to Work For" in America by Fortune magazine.

Forward-looking statements

The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995. Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties, which could cause our actual results to differ materially from those described in the forward-looking statements. These risks include general business conditions, changes in overall economic conditions that impact consumer spending, including fuel prices and housing market trends, the impact of competition and other risks detailed from time to time in the SEC reports of Whole Foods Market, including Whole Foods Market's report on Form 10-K for the fiscal year ended September 29, 2013. Whole Foods Market undertakes no obligation to update forward-looking statements.

The Company will host a conference call today to discuss this earnings announcement at 4:00 p.m. CT. The dial-in number is (866) 952-1906, and the conference ID is "Whole Foods." A simultaneous audio webcast will be available at www.wholefoodsmarket.com.

Whole Foods Market, Inc.
Consolidated Statements of Operations (unaudited)
(In millions, except per share amounts)

	16 weeks ended
	January 19, 2014	January 20, 2013
Sales	$ 4,239	$ 3,856
Cost of goods sold and occupancy costs	2,754	2,508
Gross profit	1,485	1,348
Direct store expenses	1,077	979
Store contribution	408	369
General and administrative expenses	132	116
Operating income before pre-opening and store closure	276	253
Pre-opening expenses	16	14
Relocation, store closure and lease termination costs	5	4
Operating income	255	235
Investment and other income, net of interest expense	4	3
Income before income taxes	259	238
Provision for income taxes	101	92
Net income	$ 158	$ 146

Basic earnings per share	$ 0.42	$ 0.39
Weighted average shares outstanding	372.3	370.8

Diluted earnings per share	$ 0.42	$ 0.39
Weighted average shares outstanding, diluted basis	375.8	374.3

Dividends declared per common share	$ 0.12	$ 1.10

A reconciliation of the numerators and denominators of the basic and diluted earnings per share calculations follows:

	16 weeks ended
	January 19, 2014	January 20, 2013
Net income
(numerator for basic and diluted earnings per share)	$ 158	$ 146
Weighted average common shares outstanding
(denominator for basic earnings per share)	372.3	370.8
Potential common shares outstanding:
Incremental shares from assumed exercise of stock options	3.5	3.5
Weighted average common shares outstanding and potential additional common shares outstanding
(denominator for diluted earnings per share)	375.8	374.3

Basic earnings per share	$ 0.42	$ 0.39
Diluted earnings per share	$ 0.42	$ 0.39

Whole Foods Market, Inc.
Consolidated Statements of Comprehensive Income (unaudited)
(In millions)

	16 weeks ended
	January 19, 2014	January 20, 2013
Net income	$ 158	$ 146
Other comprehensive loss, net of tax:
Foreign currency translation adjustments	(5)	(2)
Other comprehensive loss, net of tax	(5)	(2)
Comprehensive income	$ 153	$ 144

Whole Foods Market, Inc.
Consolidated Balance Sheets (unaudited)
(In millions)

Assets	January 19, 2014	September 29, 2013
Current assets:
Cash and cash equivalents	$ 271	$ 290
Short-term investments - available-for-sale securities	771	733
Restricted cash	111	111
Accounts receivable	209	188
Merchandise inventories	454	414
Prepaid expenses and other current assets	109	93
Deferred income taxes	150	151
Total current assets	2,075	1,980
Property and equipment, net of accumulated depreciation and amortization	2,510	2,428
Long-term investments - available-for-sale securities	302	302
Goodwill	679	679
Intangible assets, net of accumulated amortization	66	65
Deferred income taxes	77	72
Other assets	11	12
Total assets	$ 5,720	$ 5,538

Liabilities and Shareholders' Equity
Current liabilities:
Current installments of capital lease obligations	$ 1	$ 1
Accounts payable	277	247
Accrued payroll, bonus and other benefits due team members	384	367
Dividends payable	45	37
Other current liabilities	459	436
Total current liabilities	1,166	1,088
Long-term capital lease obligations, less current installments	31	26
Deferred lease liabilities	514	500
Other long-term liabilities	46	46
Total liabilities	1,757	1,660

Commitments and contingencies

Shareholders' equity:
Common stock, no par value, 600.0 shares authorized; 376.3 and 375.7 shares issued; and 371.9 and 372.4 shares outstanding at 2014 and 2013, respectively	2,804	2,765
Common stock in treasury, at cost, 4.4 and 3.3 shares at 2014 and 2013, respectively	(215)	(153)
Accumulated other comprehensive income (loss)	(4)	1
Retained earnings	1,378	1,265
Total shareholders' equity	3,963	3,878
Total liabilities and shareholders' equity	$ 5,720	$ 5,538

Whole Foods Market, Inc.
Consolidated Statements of Cash Flows (unaudited)
(In millions)

	16 weeks ended
	January 19, 2014	January 20, 2013
Cash flows from operating activities
Net income	$ 158	$ 146
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	111	102
Share-based payment expense	18	17
Deferred income tax (benefit) expense	(4)	6
Excess tax benefit related to exercise of team member stock options	(5)	(4)
Accretion of premium/discount on marketable securities	9	9
Deferred lease liabilities	11	16
Other	6	6
Net change in current assets and liabilities:
Accounts receivable	(15)	17
Merchandise inventories	(40)	(27)
Prepaid expenses and other current assets	(16)	(24)
Accounts payable	31	(4)
Accrued payroll, bonus and other benefits due team members	17	29
Other current liabilities	55	14
Net change in other long-term liabilities	1	--
Net cash provided by operating activities	337	303
Cash flows from investing activities
Development costs of new locations	(122)	(96)
Other property and equipment expenditures	(97)	(59)
Purchases of available-for-sale securities	(339)	(366)
Sales and maturities of available-for-sale securities	289	727
Increase in restricted cash	--	(9)
Payment for purchase of acquired entities	--	(22)
Other investing activities	(4)	(5)
Net cash (used in) provided by investing activities	(273)	170
Cash flows from financing activities
Common stock dividends paid	(37)	(397)
Issuance of common stock	16	9
Purchase of treasury stock	(62)	(26)
Excess tax benefit related to exercise of team member stock options	5	4
Net cash used in financing activities	(78)	(410)
Effect of exchange rate changes on cash and cash equivalents	(5)	--
Net change in cash and cash equivalents	(19)	63
Cash and cash equivalents at beginning of period	290	89
Cash and cash equivalents at end of period	$ 271	$ 152

Supplemental disclosure of cash flow information:
Federal and state income taxes paid	$ 89	$ 88

Whole Foods Market, Inc.
Non-GAAP Financial Measures (unaudited)
(In millions)

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides information regarding Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Adjusted EBITDA and Free Cash Flow in the press release as additional information about its operating results. These measures are not in accordance with, or an alternative to, GAAP. The Company's management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the Company as well as a component of incentive compensation.

The Company defines Adjusted EBITDA as EBITDA plus non-cash share-based payment expense and deferred rent. The following is a tabular reconciliation of the non-GAAP financial measure Adjusted EBITDA to GAAP net income, which the Company believes to be the most directly comparable GAAP financial measure.

	16 weeks ended
EBITDA and Adjusted EBITDA	January 19, 2014	January 20, 2013
Net income	$ 158	$ 146
Provision for income taxes	101	92
Investment and other income, net of interest expense	(4)	(3)
Operating income	255	235
Depreciation and amortization	111	102
EBITDA	366	337
Share-based payment expense	18	17
Deferred rent	10	11
Adjusted EBITDA	$ 394	$ 365

The Company defines Free Cash Flow as net cash provided by operating activities less capital expenditures. The following is a tabular reconciliation of the Free Cash Flow non-GAAP financial measure.

	16 weeks ended
Free Cash Flow	January 19, 2014	January 20, 2013
Net cash provided by operating activities	$ 337	$ 303
Development costs of new locations	(122)	(96)
Other property and equipment expenditures	(97)	(59)
Free Cash Flow	$ 118	$ 148

Whole Foods Market, Inc.
Non-GAAP Financial Measures (unaudited)
(In millions)

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides information regarding Return on Invested Capital ("ROIC") as additional information about its operating results. This measure is not in accordance with, or an alternative to, GAAP. The Company's management believes that this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses this measure for reviewing the financial results of the Company as well as a component of incentive compensation. The Company defines ROIC as annualized adjusted earnings divided by average invested capital. Earnings are annualized on a 52-week basis. Adjustments to earnings are defined in the following tabular reconciliation. Invested capital reflects an average of the trailing four quarters.

	16 weeks ended
ROIC	January 19, 2014	January 20, 2013
Net income	$ 158	$ 146
Interest expense, net of tax	--	--
Adjusted earnings	158	146

Total rent expense, net of tax[1]	69	66
Estimated depreciation on capitalized operating leases, net of tax[2]	(46)	(44)
Adjusted earnings, including interest related to operating leases	181	168

Annualized adjusted earnings	$ 513	$ 475
Annualized adjusted earnings, including interest related to operating leases	$ 588	$ 547

Average working capital, excluding current portion of long-term debt	$ 901	$ 973
Average property and equipment, net	2,378	2,146
Average other assets	1,100	993
Average other liabilities	(537)	(480)
Average invested capital	$ 3,842	$ 3,632
Average estimated asset base of capitalized operating leases[3]	2,930	2,789
Average invested capital, adjusted for capitalization of operating leases	$ 6,772	$ 6,421

ROIC	13.3%	13.1%
ROIC, adjusted for capitalization of operating leases	8.7%	8.5%

[1] Total rent includes minimum base rent of all tendered leases
[2] Estimated depreciation equals two-thirds of total rent expense
[3] Estimated asset base equals eight times total rent expense

CONTACT: Cindy McCann
         VP of Investor Relations
         512.542.0204